EXHIBIT 99

ADP appoints Thomas J. Lynch as the new Independent Board Chair

Carlos Rodriguez to continue as member of ADP Board of Directors

ROSELAND, NJ, January 10, 2024 – ADP, a leading global technology company providing human capital management (HCM) solutions, announced today that its board of directors appointed Thomas J. Lynch as its independent, non-executive board chair to succeed Carlos A. Rodriguez as executive chair of the board, effective as of January 31, 2024. Mr. Lynch has served as an independent director of the board since 2018.

Mr. Rodriguez will continue to serve on the company’s board as a non-employee director. In addition, John P. Jones will transition from his role as lead independent director but remain a board member. Prior to serving as lead independent director, Mr. Jones had been ADP’s independent non-executive chairman since 2015.

John P. Jones said, "We would like to express our deep appreciation to Carlos for his outstanding leadership of ADP during his tenure as CEO and his exceptional stewardship during this last year of transition. His invaluable direction and guidance over the past year as executive chair, including his deep commitment to sound leadership succession planning, has only served to strengthen ADP’s future."

Carlos Rodriguez said, “I have seen Maria flourish as CEO in her first year. The company is in great hands and it has been a true pleasure to serve as executive chair during this seamless transition.”

“I value Carlos’ insight and thought leadership – not just this past year as I stepped into my new role, but as a great teacher and mentor to me over the years,” said Maria Black, president and CEO of ADP. “His service and commitment to ADP is second-to-none. Given his extensive HCM expertise and unique understanding of ADP, I am delighted that the board can continue to benefit from his ongoing involvement as a director.”

Turning to the appointment of Mr. Lynch, John P. Jones said, “Tom’s extensive leadership experience, coupled with his deep operational background and technology expertise, make him the right choice to lead our board today. The breadth of his experience has enriched our performance as a board over the last several years.”

“I feel privileged to take on the role of independent board chair of ADP at such an exciting time for the company,” said Thomas J. Lynch. “I am confident that ADP can continue to be a trusted partner to its clients, providing technology, data and expertise to navigate through any change, while continuing to deliver on its track record of sustainable profitable growth and consistent value creation for all of its stakeholders. I look forward to continuing to work closely with the board, CEO Maria Black and the entire ADP leadership team to advance the company’s strategic HCM priorities.”

Thomas J. Lynch is a seasoned business leader and served as CEO of TE Connectivity Ltd., a leading global technology and manufacturing company, from January 2006 to March 2017. Since joining the board of ADP in 2018, Mr. Lynch has served as a member of the board’s corporate development and technology advisory committee and most recently as chair of the compensation and management development committee and member of the nominating/corporate governance committee.

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Safe Harbor Statement

This document and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "outlook," “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could,” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include: ADP's success in obtaining and retaining clients, and selling additional services to clients; the pricing of products and services; the success of our new solutions; our ability to respond successfully to changes in technology, including artificial intelligence; compliance with existing or new legislation or regulations; changes in, or interpretations of, existing legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends and inflation; competitive conditions; our ability to maintain our current credit ratings and the impact on our funding costs and profitability; security or cyber breaches, fraudulent acts, and system interruptions and failures; employment and wage levels; availability of skilled associates; the impact of new acquisitions and divestitures; the adequacy, effectiveness and success of our business transformation initiatives; the impact of any uncertainties related to major natural disasters or catastrophic events; and supply-chain disruptions. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in other written or oral statements made from time to time by ADP, should be considered in evaluating any forward-looking statements contained herein.

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